4411 South 40th St., Ste. D11 Phoenix, Arizona 85040

Telephone: (602) 437-5400
FOR IMMEDIATE RELEASE	Fax: (602) 437-1681

Investor Contact:	Company Contact:
Neil Berkman Associates	Bradley E. Larson
(310) 277-5162	Chief Executive Officer
info@BerkmanAssociates.com	www.MeadowValley.com

Meadow Valley Reports First Quarter Results

Provides Updated Claims Data

     PHOENIX, ARIZONA, May 14, 2004 . . . MEADOW VALLEY CORPORATION (NASDAQ:MVCO) today announced its financial results for the first quarter of 2004.

First Quarter Results

     For the three months ended March 31, 2004, revenue increased to $39.2 million from $32.2 million for the first quarter of 2003. Net income for the first quarter of 2004 was $0.44 million, or $0.12 per diluted share. This compares to net income of $0.02 million, or $0.01 per diluted share, for the same period a year earlier.

Segment Information

     Revenue from Meadow Valley’s construction materials business increased 38% to $13.6 million for this year’s first quarter compared to $9.8 million for the first quarter of 2003. Gross margin in this segment improved to 10% compared to 8.7% for the prior year. “The addition of 10 ready-mix trucks to our fleet during this year’s first quarter contributed significantly to the gains in revenue and gross margin. The growth reflected increases in both unit volumes and prices for our construction materials, which is an encouraging sign of strong economic conditions in our Phoenix and Las Vegas markets,” said Bradley E. Larson, chief executive officer.

     Revenue from the Company’s construction services business increased to $25.6 million for this year’s first quarter from $22.4 million for the same period last year. Gross margin in this segment was approximately 4.3% compared to 3.8% for the prior year. During January 2004, the Company reached a $7 million settlement agreement with the New Mexico State Highway and Transportation Department (NMSHTD) on three of five disputed heavy construction projects it has completed in New Mexico. The settlement resulted in a net gain of approximately $1.7 million, which was recorded in construction services revenue for this year’s first quarter.

Backlog

     The backlog of heavy construction projects at March 31, 2004 was $53.9 million compared to $73.4 million at March 31, 2003. Subsequent to the end of this year’s first quarter, the Company has been the successful bidder on approximately $26 million in additional heavy construction contracts.

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Meadow Valley Reports First Quarter Results
May 14, 2004
Page Two

Claims Update

     The Company is continuing to pursue its claims on the remaining two projects in New Mexico, as well as the claim involving a project for the Clark County Department of Public Works in Las Vegas. Recently, a partial ruling by a majority of the three-member arbitration panel rejected a significant portion of the Clark County claim that was primarily asserted by a subcontractor. Hearings are scheduled to reconvene in July 2004.

     As a result of the settlement with the NMSHTD mentioned above, and factoring in the arbitration panel’s decision on the Clark County claim, the Company’s portion of the total claims was reduced to $10.5 million from $14.6 million, and cumulative claims receivable on its balance sheet (to offset a portion of costs incurred on the claims) declined to $3.5 million at March 31, 2004 from $7.6 million at March 31, 2003.

About Meadow Valley

     Meadow Valley Corporation, based in Phoenix, Arizona, is engaged in the construction industry as both a contractor and a supplier of construction materials. The Company’s construction services segment specializes in structural concrete construction of highway bridges and overpasses, and the paving of highways and airport runways while the Company’s construction materials operations provide concrete, gravel products and asphalt to itself and to other contractors. The Company’s current operations are concentrated in the Las Vegas and Phoenix, and Salt Lake City metropolitan areas.

Forward-Looking Statements

     Certain statements in this release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: changes in demand for the Company’s products and services, product mix, the timing of new orders and contract awards, the impact of competitive products and pricing, excess or shortage of production capacity, and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic economic conditions. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

(tables attached)

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MEADOW VALLEY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
	2004	2003
Revenue:
Construction Services	$25,577,586	$22,363,021
Construction Materials	13,591,147	9,831,090

Total revenue	39,168,733	32,194,111

Cost of revenue:
Construction Services	24,466,026	21,513,704
Construction Materials	12,238,732	8,974,239

Total cost of revenue	36,704,758	30,487,943

Gross profit	2,463,975	1,706,168
General and administrative expenses	1,672,519	1,579,666

Income from operations	791,456	126,502

Other income (expense):
Interest income	11,947	17,751
Interest expense	(84,286)	(107,852)
Other expense	(20,456)	(4,955)

	(92,795)	(95,056)

Income before income taxes	698,661	31,446
Income tax expense	(261,998)	(11,792)

Net income	$436,663	$19,654

Basic net income per common share	$0.12	$0.01

Diluted net income per common share	$0.12	$0.01

Basic weighted average common shares outstanding	3,601,250	3,568,659

Diluted weighted average common shares outstanding	3,754,754	3,568,659

MEADOW VALLEY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2004	2003
	(Unaudited)
Assets:
Current Assets:
Cash and cash equivalents	$5,686,442	$4,738,388
Restricted cash	1,587,432	1,844,891
Accounts receivable, net	23,674,980	20,664,022
Claims receivable	—	4,101,898
Prepaid expenses and other	1,977,692	2,196,899
Inventory, net	1,017,584	1,249,118
Land held for sale	—	264,738
Costs and estimated earnings in excess of billings on uncompleted contracts	1,752,897	1,463,309
Deferred tax asset	981,898	1,243,896

Total Current Assets	36,678,925	37,767,159
Property and equipment, net	13,180,197	13,127,675
Refundable deposits	194,299	94,299
Mineral rights and pit development, net	294,843	309,110
Claims receivable	3,521,080	3,521,080

Total Assets	$53,869,344	$54,819,323

Liabilities and Stockholders’ Equity:
Current Liabilities:
Accounts payable	$17,269,110	$18,646,857
Accrued liabilities	4,034,267	4,563,816
Notes payable	3,452,914	3,512,286
Obligations under capital leases	787,110	878,280
Billings in excess of costs and estimated earnings on uncompleted contracts	6,024,090	4,955,454

Total Current Liabilities	31,567,491	32,556,693
Deferred tax liability	2,604,652	2,604,652
Notes payable, less current portion	6,753,229	6,999,729
Obligations under capital leases, less current portion	934,125	1,085,064

Total Liabilities	41,859,497	43,246,138

Commitments and contingencies Stockholders’ Equity:
Preferred stock — $.001 par value; 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock — $.001 par value; 15,000,000 shares, authorized; 3,601,250 and 3,601,250 issued and outstanding	3,601	3,601
Additional paid-in capital	10,943,569	10,943,569
Capital adjustments	(799,147)	(799,147)
Retained earnings	1,861,824	1,425,162

Total Stockholders’ Equity	12,009,847	11,573,185

Total Liabilities and Stockholders’ Equity	$53,869,344	$54,819,323